Exhibit 10(a)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 19, 2021 (this "Amendment"), is among UFP INDUSTRIES, INC., a Michigan corporation, the Foreign Subsidiary Borrowers, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

A.UFP Industries, Inc. (f/k/a Universal Forest Products, Inc.), a Michigan corporation (the "Company"), the Foreign Subsidiary Borrowers party thereto from time to time (the “Foreign Subsidiary Borrowers” and collectively referred to with the Company as the "Borrowers", and each of them individually as a "Borrower"), the lenders party thereto from time to time (such lenders, together with any other lenders now or hereafter parties to the Credit Agreement, collectively referred to as the "Lenders"), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with any successors or assigns, the "Administrative Agent") are parties to a Credit Agreement dated as of November 1, 2018 (as may be amended or modified from time to time, the "Credit Agreement"). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

B.On the date hereof, the Borrowers, the Lenders party thereto, and the Administrative Agent are entering into a Lender Addition and Acknowledgement Agreement (the “Increase Agreement”) pursuant to which the Borrowers are increasing the Aggregate Commitment as contemplated by Section 2.08 of the Credit Agreement.

C.In connection with the Increase Agreement, the Loan Parties, Administrative Agent and Lenders desire to amend certain terms of the Credit Agreement as set forth herein and each party is willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.  AMENDMENTS.  In reliance on the representations set forth herein (including Article II hereof) and subject to the satisfaction of the conditions in Article III hereof, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.1The reference on the first page of the Credit Agreement to “JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC as Joint Lead Arrangers and Bookrunners” is replaced with a reference to “JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, and PNC BANK, NATIONAL ASSOCIATION as Joint Lead Arrangers and Bookrunners”.

1.2The following new definitions are added to Section 1.01 of the Credit Agreement:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.13.

“Benchmark” means, initially, the Relevant Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, a Term ESTR Transition Event, a Term TONA Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1)

(A) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment,

(B) in the case of any Loan denominated in Sterling, the sum of (a) Daily Simple SONIA and (b) the related Benchmark Replacement Adjustment,

(C) in the case of any Loan denominated in Euros, the sum of (a) Term ESTR and (b) the related Benchmark Replacement Adjustment,

(D) in the case of any Loan denominated in Swiss Francs, the sum of (a) Daily Simple SARON  and (b) the related Benchmark Replacement Adjustment,

(E) in the case of any Loan denominated in Japanese Yen, the sum of (a) Term TONA and (b) the related Benchmark Replacement Adjustment;

(2)

(A) in the case of any Loan denominated in dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment,

(B) [reserved],

(C) in the case of any Loan denominated in Euros, the sum of (a) Daily Simple ESTR and (b) the related Benchmark Replacement Adjustment,

(D) [reserved],

(E) in the case of any Loan denominated in Japanese Yen, the sum of (a) Daily Simple TONA and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1)(A), (1)(C) or (1)(E), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, (x) with respect to a Loan denominated in Dollars, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(A) of this definition (subject to the first proviso above), (y) with respect to a Loan denominated in Euros, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term ESTR Transition Event, and the delivery of a Term ESTR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term ESTR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(C) of this definition (subject to the first proviso above) and (z) with respect to a Loan denominated in Japanese Yen, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term TONA Transition Event, and the delivery of a Term TONA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term TONA and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(E) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, a Term ESTR Transition Event or a Term TONA Transition Event, as applicable, the date that is thirty (30) days after the date a Term SOFR Notice, a Term ESTR Notice or a Term TONA Notice, as applicable, is provided to the Lenders and the Company pursuant to Section 2.13(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Daily Simple ESTR” means, for any day, ESTR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple ESTR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SARON” means, for any day, SARON, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SARON” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day, SONIA, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple TONA” means, for any day, TONA, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple TONA” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means, with respect to any Agreed Currency, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the applicable Agreed Currency being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and

(2) the joint election by the Administrative Agent and the Company to declare that an Early Opt-in Election for such Agreed Currency has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate, as applicable.

“Foreign Currency Equivalent” means, for any amount of any Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Foreign Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Foreign Currency determined by using the rate of exchange for the purchase of such Foreign Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Foreign Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate with respect to Dollars, Sterling, or Swiss Francs, 11:00 a.m.

(London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is LIBO Rate with respect to Euros, 11:00 a.m. Brussels time two TARGET2 Days preceding the date of such setting, (3) if such Benchmark is LIBO Rate with respect to Japanese Yen, 11:00 a.m. Japan time two Business Days preceding the date of such setting, and (4) if such Benchmark is any other rate with respect to Non-Quoted Currencies, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any Non-Quoted Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means, as applicable, (i) with respect to any Eurocurrency Borrowings denominated in Dollars, Sterling or Swiss Francs, the LIBO Rate applicable to Eurocurrency Borrowings denominated in Dollars, Sterling or Swiss Francs, (ii) with respect to any Eurocurrency Borrowing denominated in Euros, the LIBO Rate applicable to Eurocurrency Borrowings denominated in Euros, (iii) with respect to any Eurocurrency Borrowing denominated in Japanese Yen, the LIBO Rate applicable to Eurocurrency Borrowings denominated in Japanese Yen, or (iv) with respect to any Borrowing denominated in any Non-Quoted Currency, the LIBO Rate applicable to Eurocurrency Borrowings denominated in such Non-Quoted Currency.

“Relevant Screen Rate” means, as applicable, (i) with respect to any Eurocurrency Borrowing denominated in Dollars, Sterling or Swiss Francs, the LIBO Screen Rate, (ii) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Eurocurrency Borrowing denominated in Japanese Yen, the TIBOR Screen Rate, or (iv) with respect to any Borrowing denominated in any Non-Quoted Currency, the applicable Local Screen Rate.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in any Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Term ESTR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on ESTR that has been selected or recommended by the Relevant Governmental Body.

“Term ESTR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term ESTR Transition Event.

“Term ESTR Transition Event” means the determination by the Administrative Agent that (a) Term ESTR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term ESTR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term ESTR.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR.

“Term TONA” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on TONA that has been selected or recommended by the Relevant Governmental Body.

“Term TONA Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term TONA Transition Event.

“Term TONA Transition Event” means the determination by the Administrative Agent that (a) Term TONA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term TONA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term TONA.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. Japan time two Business Days prior to the commencement of such Interest Period.  If the TIBOR Screen Rate shall be less than zero, the TIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

“TONA” means, with respect to any Business Day, a rate per annum equal to the Tokyo Overnight Average Rate for such Business Day published by the TONA Administrator on the TONA Administrator’s Website.

“TONA Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

“TONA Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONA Administrator from time to time.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

1.3The following definitions in Section 1.01 of the Credit Agreement are restated as follows:

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency for any Interest Period, or with respect to any ABR Borrowing denominated in Dollars, an interest rate per annum (in the case of a Borrowing denominated in Dollars, Sterling, or Swiss Francs, rounded upwards, if necessary, to the next 1/16 of 1%) equal to the (a) the LIBO Rate applicable to such currency for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Alternate Base Rate – U.S.” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate – U.S. due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate – U.S. is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate – U.S. shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate – U.S. as determined pursuant to the foregoing would be less than 1.00% , such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Interpolated Rate” means, at any time, (i) with respect to any Eurocurrency Borrowing denominated in Dollars, Sterling, or Swiss Francs and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the applicable Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the applicable Impacted Interest Period, in each case, at such time, (ii) with respect to any Eurocurrency Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the applicable Impacted Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the applicable Impacted Interest Period, in each case, at such time, (iii) with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the TIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBOR Screen Rate for the longest period (for which the TIBOR Screen Rate is available for Japanese Yen) that is shorter than the applicable Impacted Interest Period; and (b) the TIBOR Screen Rate for the shortest period (for which the TIBOR Screen Rate is available for Japanese Yen) that exceeds the applicable Impacted Interest Period, in each case, at such time; and (iv) with respect to any Eurocurrency Borrowing denominated in any Non-Quoted Currency and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Local Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Local Screen Rate for the longest period (for which the Local Screen Rate is available for the applicable currency) that is shorter than the applicable Impacted Interest Period; and (b) the Local Screen Rate for the shortest period (for which the Local Screen Rate is available for the applicable currency) that exceeds the applicable Impacted Interest Period, in each case, at such time. Notwithstanding the foregoing, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Rate” means, with respect to (a) any Eurocurrency Borrowing denominated in Dollars, Sterling, or Swiss Francs and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period; (b) any Eurocurrency Borrowing denominated in Euros for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, on the Quotation Day for such currency and Interest Period, (c) any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate at approximately 11:00 a.m., Japan time, two Business Days prior to the commencement of such Interest Period, and (d) any Eurocurrency Borrowing denominated in any Non-Quoted Currency for any Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency on the Quotation Day for such currency and Interest Period; provided, if the LIBO Screen Rate, the EURIBOR Screen Rate, the TIBOR Screen Rate, or a Local Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Screen Rate, EURIBOR Screen Rate, TIBOR Screen Rate, or Local Screen Rate, as applicable, for such currency and such Interest Period shall be the Interpolated Rate applicable to such currency at such time.

“LIBO Screen Rate”  means, for any day and time, with respect to any Eurocurrency Borrowing denominated in Dollars, Sterling, or Swiss Francs and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.4The last paragraph of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is restated as follows:

If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct in all material respects, the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.

1.5Clause (c) of the definition of “Interest Period” in Section 1.01 of the Credit Agreement is restated as follows: “(c) with respect to any Eurocurrency Borrowing in CAD, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, or three months (or, with the consent of each Lender, such other period requested by a Borrower) thereafter, as the Borrower may elect”.

1.6The following is added to the end of the definition of “LC Exposure” in Section 1.01 of the Credit Agreement:

For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

1.7Section 1.07 of the Credit Agreement is restated as follows:

SECTION 1.07. Interest Rates; LIBOR Notification.  The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform.  Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, a Term ESTR Transition Event, a Term TONA Transition Event or an Early Opt-In Election, Section 2.13(b) and (c) provide the mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Company, pursuant to Section 2.13(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, a Term ESTR Transition Event, a Term TONA Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability.

1.8The following new Section 1.12 is added to the Credit Agreement:

SECTION 1.12. Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

1.9The following new clause (f) is added to Section 2.02 of the Credit Agreement:

(f)  The Administrative Agent will determine the Dollar Equivalent of each Loan and Letter of Credit on and as of each Revaluation Date.

1.10The following is added to the end of Section 2.05(b) of the Credit Agreement:

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, or

(ii)the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

1.11Section 2.10(c) of the Credit Agreement is restated as follows:

(c)  In the event and on such occasion that the aggregate principal Dollar Equivalent of the Aggregate Revolving Credit Exposure (calculated, with respect to those Loans or Letters of Credit denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Loan or Letter of Credit, as applicable) exceeds (x) 103% of the Aggregate Commitments solely as a result of currency fluctuations, (y) the Aggregate Commitments other than as a result of currency fluctuations, including on any Exchange Rate Date, or (z) the aggregate Commitments on any Revaluation Date or the date any Loan is made or Letter of Credit issued, the Borrowers shall prepay the Aggregate Revolving Credit Exposure owing by such Borrowers in an aggregate amount equal to the amount by which the Aggregate Revolving Credit Exposure exceeds the Aggregate Commitments.

1.12Section 2.13 of the Credit Agreement is restated as follows:

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.13, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)         the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)        the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail (including through Electronic Systems pursuant to Section 9.01) as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Eurocurrency Borrowing shall be ineffective, (B) if any Borrowing Request requests an affected Eurocurrency Borrowing in Dollars or Canadian Dollars, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency other than Canadian Dollars, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Eurocurrency Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Eurocurrency Loan is denominated in Dollars or Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars or Canadian Dollars, as applicable, on such day and (ii) if such Eurocurrency Loan is denominated in any Agreed Currency (other than Dollars or Canadian Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrowers’ election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Agreed Currency other than Dollars or Canadian Dollars shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time

(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in the case of a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the

Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, (x) with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date, (y) with respect to a Loan denominated in Euros, if a Term ESTR Transition Event and its related Benchmark Replacement Date, or (z) with respect to a Loan denominated in Japanese Yen, if a Term TONA Transition Event and its related Benchmark Replacement Date, as applicable, have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice, a Term ESTR Notice or a Term TONA Notice, as applicable. For the avoidance of doubt, the Administrative Agent shall not be required to deliver any (x) Term SOFR Notice after the occurrence of a Term SOFR Transition Event, (y) Term ESTR Notice after the occurrence of a Term ESTR Transition Event or (z) Term TONA Notice after the occurrence of a Term TONA Transition Event, and may do so in its sole discretion.

(d)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section Section 2.13.

(f)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, Term ESTR, Term TONA, LIBO Rate, EURIBOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars or Canadian Dollars, as applicable, into a request for a Borrowing of or conversion to ABR Loans or (y) any Eurocurrency Borrowing denominated in a Foreign Currency other than Canadian Dollars shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (i) if such Eurocurrency Loan is denominated in Dollars or Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars or Canadian Dollars, as applicable, on such day or (ii) if such Eurocurrency Loan is denominated in any Agreed Currency (other than Dollars or Canadian Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrowers’ election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Agreed Currency other than Dollars or Canadian Dollars shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time.

1.13Clause (g) of Section 5.01 of the Credit Agreement is redesignated as clause (h) and the following new clause (g) is added to Section 5.01 of the Credit Agreement:

(g)  beginning with the fiscal year ending December 31, 2021, concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); and

1.14Clause (g) of Section 5.02 of the Credit Agreement is redesignated as clause (h) and the following new clause (g) is added to Section 5.02 of the Credit Agreement

(g)any material change in accounting or financial reporting practices by any Borrower or any Subsidiary; and

1.15The following new Section 5.10 is added to the Credit Agreement:

SECTION 5.09.  Accuracy of Information.  The Company will, and will cause each of its Restricted Subsidiaries to, ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Company on the date thereof as to the matters specified in this Section.

1.16The reference in Section 9.02(b) of the Credit Agreement to “Section 2.13(e) and Section 9.02(c) below” is replaced with a reference to “Section 2.13(b), (c) and (d) and Section 9.02(c) below”.

1.17Section 9.19 of the Credit Agreement is restated as follows:

SECTION 9.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down   and Conversion Powers of the applicable Resolution Authority.

1.18The following new Section 9.22 is added to the Credit Agreement:

SECTION 9.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Michigan and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

1.19Schedules 2.05, 2.23, 3.06, 6.02, 6.04, and 6.08 to the Credit Agreement are replaced with the corresponding Schedules attached hereto.

ARTICLE II.  REPRESENTATIONS.  Each of the Borrowers represents, warrants, and acknowledges to the Administrative Agent and the Lenders that:

2.1The execution, delivery and performance of this Amendment are within its powers, have been duly authorized by existing board resolutions or other necessary company and corporate action, as applicable, and are not in contravention of any statute, law or regulation or of any terms of its operating agreement, articles of incorporation, certificate of incorporation, by-laws or other charter documents, or of any material agreement or undertaking to which it is a party or by which it is bound.

2.2This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

2.3Immediately before and after giving effect to the amendments contained herein, the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

2.4Immediately after giving effect to the amendments contained herein, no Default exists or has occurred and is continuing on the date hereof.

2.5Upon giving effect to the Increase Agreement, the Borrowers shall not be entitled to any additional increase in the Aggregate Commitments under Section 2.08 of the Credit Agreement, the entire increase permitted under Section 2.08(d)(iii) of the Credit Agreement being used in connection with the Increase Agreement.

ARTICLE III.  CONDITIONS OF EFFECTIVENESS.  This Amendment shall become effective when all of the following conditions have been satisfied:

3.1The Borrowers, the Lenders and the Administrative Agent shall have executed this Amendment and the Guarantors shall have executed the Consent and Agreement hereto.

3.2The Borrowers, the Lenders and the Administrative Agent shall have executed the Increase Agreement.

3.3The Administrative Agent shall have received all fees required to be paid by the Company in connection with this Amendment and the Increase Agreement.

3.4The Administrative Agent shall have received and be reasonably satisfied with such other documents, and the Loan Parties shall have satisfied such other conditions, as disclosed on the closing list delivered to the Company prior to the date hereof, including closing certificates, the joinder documents, and an opinion of the Loan Parties’ counsel, each satisfactory in form and substance to the Administrative Agent.

ARTICLE IV.  MISCELLANEOUS.

4.1References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.  This Amendment shall constitute a Loan Document.

4.2Without limiting any amounts payable under the Loan Documents, the Loan Parties, jointly and severally, agree to pay all reasonable and documented out of pocket expenses, including the reasonable fees, charges and disbursements of counsel, of the Administrative Agent in connection with this Amendment and the transaction in connection herewith.

4.3Except as expressly amended hereby, each of the Loan Parties agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  Nothing herein shall be deemed to entitle any Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  The Loan Parties acknowledge and agree that, without limiting the terms of any Loan Documents, all Secured Obligations are unconditionally owing by the Loan Parties and their applicable Subsidiaries without setoff, recoupment, defense, or counterclaim, in law or in equity, of any kind or character, and all Secured Obligations are and will continue to be secured by valid, perfected, indefeasible Liens in, among other things, the Collateral, as applicable, and each of the Loan Parties reaffirms its obligations and duties under the Loan Documents and the Liens in the Collateral that it granted to Administrative Agent under the Loan Documents, as applicable, to secure the Secured Obligations.

4.4Each Loan Party represents and warrants that it is not aware of any claims or causes of action against any Lender, the Administrative Agent or any of their respective affiliates, successors or assigns, it has not assigned any claim, set off, or defense with respect to the Secured Obligations, the Administrative Agent, any Lender, or the Loan Documents and that it has no defenses, offsets or counterclaims with respect to the Secured Obligations.  Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Loan Party, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases each Lender, the Administrative Agent and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the “Released Parties”), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, arising from or in any way related to the Credit Agreement, the other Loan Documents, all transactions relating to the Credit Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them relating to the Credit Agreement or any of the other Loan Documents.

4.5This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by telecopy or other electronic imaging shall be effective as originals.

4.6This Amendment shall be governed by, and construed in accordance with, the laws of the State of Michigan.

4.7Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

UFP INDUSTRIES, INC., f/k/a Universal Forest Products, Inc., as Company and a Borrower

By _________________________

Name: Michael R. Cole

Title: Chief Financial Officer

UFP CANADA, INC., as a Foreign Subsidiary Borrower

By _________________________

Name: Michael R. Cole

Title: Treasurer

UFP AUSTRALIA PTY LTD., as a Foreign Subsidiary Borrower

By _________________________

Name: Michael R. Cole

Title: Treasurer

Signature Page to UFPI First Amendment

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By  _________________________

Name:  Jonathan Bennett

Title:  Authorized Officer

Signature Page to UFPI First Amendment

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, TORONTO BRANCH, as the Applicable Lending Installation and Related Party designated by JPMorgan Chase Bank, N.A. for Loans to any Borrower in Canada or in Canadian Dollars

By  _________________________

Name:  Jeffrey Coleman

Title:  Authorized Officer

Signature Page to UFPI First Amendment

WELLS FARGO BANK, N.A., as a Lender and as Syndication Agent

By  _________________________

Name:

Title:

Signature Page to UFPI First Amendment

PNC BANK, NATIONAL ASSOCIATION

By  _________________________

Name:

Title:

Signature Page to UFPI First Amendment

THE HUNTINGTON NATIONAL BANK

By  _________________________

Name:

Title:

Signature Page to UFPI First Amendment

BANK OF AMERICA, N.A.

By  _________________________

Name:

Title:

Signature Page to UFPI First Amendment

BANK OF AMERICA, N.A. (Canada branch) as the Applicable Lending Installation and Related Party designated by Bank of America, N.A. for Loans to any Borrower in Canada or in Canadian Dollars

By  _________________________

Name:

Title:

Signature Page to UFPI First Amendment

BMO HARRIS BANK N.A.

By  _________________________

Name:

Title:

Signature Page to UFPI First Amendment

CONSENT AND AGREEMENT

               As of the date and year first above written, each of the undersigned hereby:

               (a)   fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby and agrees to be bound by the provisions applicable to it (including representations, warranties, and agreements, as applicable);

               (b)   agrees that each Loan Document to which it is a party is hereby ratified and confirmed and shall remain in full force and effect, and acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any such Loan Document to which it is a party and each other Loan Document to which it is a party;

               (c)   acknowledges that its consent and agreement hereto is a condition to the Lenders  obligations under the above Amendment and it is in its interest and to its financial benefit to execute this Consent and Agreement; and

               (d)   represents and warrants to the Administrative Agent and the Lenders that this Consent and Agreement is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, it is not aware of any claims or causes of action against the Administrative Agent, the Lenders, or any of their affiliates, successors or assigns, and that it has no defense, offsets or counterclaims with respect to any of the Secured Obligations.

Guarantors:

                                         By: ________________________________

Name: Michael R. Cole

Title: Authorized Signer of each Guarantor listed on Schedule 1, on behalf of each Guarantor listed on Schedule 1

Schedule 1

List of Guarantors

234 Springs Rd., LLC

2875 Needmore Rd., LLC

621 Hall St., LLC

Aljoma Holding Company, LLC

Aljoma Lumber, Inc.

Caliper Building Systems, LLC

Deckorators, Inc. (f/k/a Universal Consumer Products, Inc.; successor by merger with Maine Ornamental, LLC)

Eovations, LLC

Horizon Terra, Incorporated

Idaho Western, Inc.

idX Chicago, LLC

idx Corporation

idX Dallas, LLC

idX Dayton, LLC

idX Holdings, Inc.

idX Impressions, LLC

idX Los Angeles, LLC (successor by merger with Pacific Coast Showcase, Inc.)

Metaworld Technologies, LLC

North Atlantic Framing, LLC

PR Distribution, LLC

Shawnlee Construction LLC

Shepardville Construction, LLC

Store Fixtures Canada Holdings, Inc.

Tresstar, LLC

Triangle Systems, Inc.

UFP Ashburn, LLC

UFP Atlantic, LLC

UFP Auburndale, LLC

UFP Aurora, LLC

UFP Barnesville, LLC

UFP Belchertown, LLC

UFP Berlin, LLC

UFP Biscoe, LLC

UFP Blanchester, LLC

UFP Bonner, LLC

UFP Caldwell, LLC

UFP Cameron, LLC

UFP Central Plains, LLC

UFP Chandler, LLC

UFP Chicago, LLC

UFP Concrete Forming Solutions, Inc.

UFP Construction, LLC

UFP Dallas, LLC

UFP Distribution, LLC

UFP Eagan, LLC

UFP East Central, LLC

UFP Eastern Division, Inc.

UFP Eatonton, LLC

UFP Elizabeth City, LLC

UFP Elkwood, LLC

UFP Far West, LLC

UFP Financial Services, Inc. (f/k/a UFP National Enterprises II, Inc.)

UFP Folkston, LLC

UFP Franklinton, LLC

UFP Gainesville, LLC

UFP Gear, LLC

UFP Gordon, LLC

UFP Grand Rapids, LLC

UFP Grandview, LLC

UFP Granger, LLC

UFP Great Lakes, LLC

UFP Gulf, LLC

UFP Haleyville, LLC

UFP Hamilton, LLC

UFP Harrisonville, LLC

UFP Hartford, LLC

UFP Hillsboro, LLC

UFP Industrial, LLC

UFP International Employment Services, LLC

UFP International, LLC

UFP Janesville, LLC

UFP Kyle, LLC

UFP Lafayette, LLC

UFP Lansing, LLC

UFP Magna, LLC

UFP McMinnville, LLC

UFP Mexico Investment, LLC

UFP Mid-Atlantic, LLC

UFP Milwaukee, LLC

UFP Minneota, LLC

UFP Morristown, LLC

UFP Moultrie, LLC

UFP Mountain West, LLC

UFP NAC, LLC

UFP Nappanee, LLC

UFP New London, LLC

UFP New Waverly, LLC

UFP New Windsor, LLC

UFP New York, LLC

UFP North Atlantic, LLC

UFP Northeast, LLC

UFP Orlando, LLC

UFP Packaging, LLC

UFP Palm Beach, LLC

UFP Parker, LLC

UFP Purchasing, Inc.

UFP Ranson, LLC

UFP Real Estate, LLC

UFP Retail, LLC

UFP Riverside, LLC

UFP RMS, LLC (f/k/a Universal Forest Products RMS, LLC)

UFP Rockwell, LLC

UFP Saginaw, LLC

UFP Salisbury, LLC

UFP San Antonio, LLC

UFP Sauk Rapids, LLC

UFP Schertz, LLC

UFP Shawnee, LLC

UFP Southeast, LLC

UFP Southwest, LLC

UFP Stafford, LLC

UFP Stockertown, LLC

UFP Tampa, LLC

UFP Thomaston, LLC

UFP Thornton, LLC

UFP Transportation, Inc.

UFP Union City, LLC

UFP Ventures II, Inc.

UFP Warranty Corporation

UFP Warrens, LLC

UFP Washington, LLC

UFP Western Division, Inc.

UFP White Bear Lake, LLC

UFP Windsor, LLC

UFP Woodburn, LLC

United Lumber & Reman, LLC

Universal Forest Products Texas LLC

Upshur Forest Products, LLC

Yard & Home, LLC

Fire Retardant Chemical Technologies, LLC

UFP Londonderry, LLC

UFP Rockingham, LLC

UFP Site Built, LLC

PalletOne, Inc.

PalletOne of Maine, Inc.

PalletOne Energy LLC

PalletOne of Wisconsin, Inc.

PalletOne of Wisconsin Manufacturing, LLC

PalletOne of Indiana, Inc.

PalletOne of Indiana Transportation, LLC

PalletOne of North Carolina, Inc.

P1 Catawba Development Company LLC

PalletOne of Florida, Inc.

SunOne Logistics, LLC

PalletOne of Virginia, LLC

PalletOne of Alabama, LLC

Sunbelt Acquisition Corp.

Sunbelt Forest Products Corporation

Sunbelt Acquisition II Florida, LLC

Sunbelt Acquisition III Alabama, LLC

Sunbelt Forest Products Alabama, LLC

Sunbelt Forest Georgia LLC

PalletOne of Texas Holdings, Inc.

PalletOne Acquisition of Texas, Inc.

PalletOne of Texas, L.P.

PalletOne Manufacturing of Texas, LLC

PalletOne of NE Texas, LLC

PalletOne of Mobile, LLC

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